EXECUTION COPY

Exhibit 10.3

FIRST AMENDMENT
TO CREDIT AGREEMENT AND GUARANTY

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTY (this “Agreement”), dated as of September 30, 2004, is by and among GREAT LAKES DREDGE & DOCK COMPANY, a New Jersey corporation (the “Borrower”), GREAT LAKES DREDGE & DOCK CORPORATION, a Delaware corporation (the “Guarantor”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to that certain Credit Agreement dated as of December 17, 2003 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender has extended the Loan to the Borrower;

WHEREAS, the Guarantor has entered into that certain Guaranty Agreement dated as of December 17, 2003 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”); and

WHEREAS, the Borrower and the Guarantor have requested that the Lender amend the Credit Agreement and the Guaranty in certain respects as set forth herein, and the Lender is agreeable to the same, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.   Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

2.             Amendments to Credit Agreement.   Subject to satisfaction of the conditions set forth in Section 4 of this Agreement, the Credit Agreement is hereby amended as follows:

(a)           The definition of “EBITDA” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting a new clause (c) at the end of the first sentence as follows:

and (c) plus, without duplication, cash dividends received by the Guarantor or any of its Subsidiaries from Amboy Aggregates, a New Jersey joint venture, and any other equity joint ventures.

(b)           The definition of “Interest Expense” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting the following new parenthetical clause at the end of clause (iii) of such definition (immediately following the word “transaction”):

(excluding any gain or loss recognized under GAAP resulting from the mark to market valuation of any interest rate hedging transaction)

(c)           Section 1.1  of the Credit Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order therein:

“Financial Covenant Restoration Date” means the first date upon which the Lender receives a compliance certificate pursuant to Section 5.2(a) for any fiscal quarter ending on or after December 31, 2004 from the Guarantor evidencing that the Guarantor’s Adjusted Consolidated EBITDA for the four (4) consecutive fiscal quarter period most recently ended prior to such date exceeds $50,000,000.

(d)           Section 5.2(r) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

(r)            Financial Covenants. The Borrower covenants and agrees that so long as any of the Obligations (other than contingent obligations hereunder for which no claim has been, or is reasonably expected to be, made) remain outstanding:

(i)            Capital Expenditures.

(i)             Before the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not make or permit Capital Expenditures (other than Permitted Business Acquisitions) for any Fiscal Year in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year (with respect to any such Fiscal Year, the “Base Capital Expenditure Amount”):

Fiscal Year	Amount
Fiscal Year 2004	$10,500,000
Fiscal Year 2005	$12,500,000
Fiscal Year 2006	$15,000,000
Fiscal Year 2007	$18,000,000
Fiscal Year 2008 and thereafter	$22,000,000

provided, however, that the Base Capital Expenditure Amount for any Fiscal Year after Fiscal Year 2004 may be increased by an amount equal to the excess, if any, of (i) the Base Capital Expenditure Amount for the immediately preceding Fiscal Year, over (ii) the actual amount of Capital Expenditures made by the Guarantor and its Subsidiaries during such immediately preceding Fiscal Year; and provided, further, that in no event shall the amount of Capital Expenditures made by the Guarantor and its consolidated Subsidiaries in any Fiscal Year exceed the corresponding amount set forth below opposite such Fiscal Year:

Fiscal Year	Amount
Fiscal Year 2004	$10,500,000
Fiscal Year 2005	$13,500,000
Fiscal Year 2006	$17,000,000
Fiscal Year 2007	$20,000,000
Fiscal Year 2008 and thereafter	$24,000,000

(ii)            From and after the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not make or permit Capital Expenditures (other than Permitted Business Acquisitions) in an aggregate amount in excess of $22,000,000 during any Fiscal Year (with respect to any such Fiscal Year, the “Alternate Base Capital Expenditure Amount”); provided, however, that the Alternate Base Capital Expenditure Amount for any Fiscal Year after Fiscal Year 2004 may be increased by (A) an amount equal to the excess, if any, of (i) the Alternate Base Capital Expenditure Amount for the immediately preceding Fiscal Year, over (ii) the actual amount of Capital Expenditures made by the Guarantor and its Subsidiaries during such immediately preceding Fiscal Year; plus (B) the amount of Capital Expenditures permitted in the immediately succeeding Fiscal Year (provided that the Alternate Base Capital Expenditure Amount for such succeeding Fiscal Year shall be reduced by the amount of any increase pursuant to this Clause (B); and provided, further, that in no event shall the amount of Capital Expenditures made by the Guarantor and its consolidated Subsidiaries in any Fiscal Year exceed $26,000,000).

(iii)           The Guarantor and its consolidated Subsidiaries shall not permit Permitted Business Acquisitions except to the extent that the aggregate consideration paid (including the assumption of Debt and the fair market value of any non-cash consideration) to make all Permitted Business Acquisitions consummated after the Closing Date does not exceed $20,000,000.

(ii)            Maximum Total Leverage.

(i)             Before the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the ratio (the “Total Leverage Ratio”) of (i) the aggregate unpaid principal amount of Total Funded Debt as of the last day of any Fiscal Quarter ending during the periods described below to (ii) Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period ending as of such date, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
January 1, 2006 through and including March 31, 2006	5.75 to 1.00
April 1, 2006 through and including September 30, 2006	5.50 to 1.00
October 1, 2006 through and including March 31, 2007	5.25 to 1.00
April 1, 2007 through and including September 30, 2007	5.00 to 1.00
October 1, 2007 through and including December 31, 2007	4.75 to 1.00
January 1, 2008 through and including December 31, 2008	4.50 to 1.00
January 1, 2009 through and including December 31, 2009	4.00 to 1.00
January 1, 2010 and thereafter	3.50 to 1.00

(ii)            From and after the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the Total Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending during the periods described below, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
January 1, 2004 through and including December 31, 2004	5.75 to 1.00
January 1, 2005 through and including December 31, 2005	5.50 to 1.00
January 1, 2006 through and including December 31, 2006	5.00 to 1.00
January 1, 2007 through and including December 31, 2007	4.75 to 1.00
January 1, 2008 through and including December 31, 2008	4.50 to 1.00
January 1, 2009 through and including December 31, 2009	4.00 to 1.00
January 1, 2010 and thereafter	3.50 to 1.00

(iii)           Maximum Senior Leverage.

(i)             Before the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the ratio (the “Senior Leverage Ratio”) of (i) the aggregate unpaid principal amount of Senior Debt as of last day of any Fiscal Quarter ending during the periods described below to (ii) Adjusted Consolidated EBITDA for the four (4) consecutive Fiscal Quarter period ending as of such date, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
October 1, 2004 through and including December 31, 2004	3.00 to 1.00
January 1, 2005 through and including March 31, 2005	3.50 to 1.00
April 1, 2005 through and including June 30, 2005	3.00 to 1.00
July 1, 2005 through and including September 30, 2005	2.50 to 1.00
October 1, 2005 through and including March 31, 2006	2.25 to 1.00
April 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2007	1.75 to 1.00
January 1, 2008 through and including December 31, 2008	1.50 to 1.00
January 1, 2009 through and thereafter	1.25 to 1.00

(ii)            From and after the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the Senior Leverage Ratio for the four (4) consecutive Fiscal Quarter period ending during the periods described below, to exceed the corresponding ratio set forth below opposite such period:

Period	Ratio
December 31, 2003 through and including December 31, 2004	2.50 to 1.00
January 1, 2005 through and including December 31, 2005	2.25 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2007	1.75 to 1.00
January 1, 2008 through and including December 31, 2008	1.50 to 1.00
January 1, 2009 through and thereafter	1.25 to 1.00

(iv)          Interest Coverage Ratio.

(i)             Before the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the ratio (the “Interest Coverage Ratio”) of (i) Adjusted Consolidated EBITDA for any four (4) consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending during the periods described below to (ii) Interest Expense, in each case for the four (4) consecutive Fiscal Quarter period ending as of such date, to be less than the corresponding ratio set forth below opposite such period:

Period	Ratio
October 1, 2004 through and including December 31, 2004	1.50 to 1.00
January 1, 2005 through and including March 31, 2005	1.20 to 1.00
April 1, 2005 through and including June 30, 2005	1.35 to 1.00
July 1, 2005 through and including September 30, 2005	1.60 to 1.00
October 1, 2005 through and including December 31, 2005	1.80 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2008	2.25 to 1.00
January 1, 2009 through and thereafter	2.50 to 1.00

(ii)            From and after the occurrence of a Financial Covenant Restoration Date, the Guarantor and its consolidated Subsidiaries shall not permit the Interest Coverage Ratio for the four (4) consecutive Fiscal Quarter periods ending during the periods described below to be less than the corresponding ratio set forth below opposite such period:

Period	Ratio
December 31, 2003 through and including December 31, 2004	1.75 to 1.00
January 1, 2005 through and including December 31, 2005	2.00 to 1.00
January 1, 2006 through and including December 31, 2006	2.00 to 1.00
January 1, 2007 through and including December 31, 2008	2.25 to 1.00
January 1, 2009 through and thereafter	2.50 to 1.00

(iii)           Minimum Adjusted Consolidated EBITDA. Before the occurrence of a Financial Covenant Restoration, the Guarantor and its consolidated Subsidiaries shall not permit the Adjusted Consolidated EBITDA for any four (4) consecutive Fiscal Quarter period ending as of the last day of any Fiscal Quarter ending during the periods described below to be less than the corresponding amount set forth below opposite such period:

Period	Amount
July 1, 2004 through and including September 30, 2004	$41,000,000
October 1, 2004 through and including December 31, 2004	$30,000,000
January 1, 2004 through and including March 31, 2005	$25,000,000
April 1, 2005 through and including June 30, 2005	$29,000,000
July 1, 2005 through and including September 30, 2005	$34,000,000
October 1, 2005 through and including December 31, 2005	$38,000,000

(e)           Section 6.1(e) of the Credit Agreement is hereby amended by inserting a new clause (iii) thereto and the end of such section as follows:

(iii) any breach, default or event of default shall occur under any instrument, agreement or indenture pertaining to any Debt owing by the Borrower or the Guarantor to the Lender or pertaining to any charter or lease of equipment or other property between the Borrower or the Guarantor, on the one hand, and the Lender or one of its affiliates, on the other hand, whether or not the Lender or such affiliate was the original lender under such instrument, agreement or indenture or an original party to any such charter or lease, if the effect thereof, after giving effect to any applicable grace or cure period, and whether or not the Lender or such affiliate has exercised any of its remedies with respect thereto, is (a) to accelerate, or permit the Lender or such affiliate to accelerate, the maturity of such Debt or other obligations of the Borrower or the Guarantor, as applicable, or (b) to cause, or permit the Lender or such affiliate to declare, any such Debt or other obligation due and payable, or (c) to require, or permit the Lender or such affiliate to require, any such Debt or other obligation to be prepaid (other than by a regularly scheduled prepayment), repurchased or redeemed prior to the originally stated maturity thereof, or (d) to permit the Lender or such affiliate to exercise its rights and remedies under such charter or lease; or

3.             Amendments to Guaranty. Subject to the satisfaction of the conditions set forth in Section 4 of this Agreement, the Guaranty is hereby amended as follows:

(a)           Section 8 of the Guaranty is hereby amended by adding the following sentence at the end of such section:

The Guarantor further covenants and agrees with the Lender that until the earlier of (i) a Financial Covenant Restoration Date or (ii) December 31, 2006, the Guarantor will not amend the covenants set forth in the Senior Credit Facility or in the indenture governing the Guarantor’s 7 3/4% Senior Subordinated Notes due 2013 which prohibit or limit the incurrence of

Debt if the effect of such amendment would be to permit the Borrower or the Guarantor to incur additional Debt.

4.             Conditions Precedent.   The amendments to the Credit Agreement set forth in Section 2 of this Agreement and the amendments to the Guaranty set forth in Section 3 of this Agreement shall be effective upon the satisfaction of each of the following conditions precedent:

(a)           this Agreement shall have been duly executed by all parties hereto; and

(b)           the Borrower shall have paid to the Lender an amendment fee in the amount of $219,000.00 and all reasonable out-of-pocket legal fees and disbursements (evidenced by invoices in reasonable detail) incurred by the Lender in connection with the preparation, execution and delivery of this Agreement.

5.             Representations and Warranties.  In order to induce the Lender to enter into this Agreement, the Borrower and the Guarantor hereby represent and warrant to the Lender, in each case after giving effect to this Agreement, as follows:

(a)           Each of the Borrower and the Guarantor has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(b)           This Agreement constitutes each of the Borrower’s and the Guarantor’s legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

(c)           The execution, delivery and performance of this Agreement by the Borrower and the Guarantor does not and will not violate such party’s certificate or articles of incorporation (as applicable) or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to the Borrower or the Guarantor or any contractual provision to which the Borrower or the Guarantor is a party or to which the Borrower or the Guarantor or any of their respective properties is subject.

(d)           No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by the Borrower or the Guarantor of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

(e)           No Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Agreement.

6.             Miscellaneous. The parties hereto hereby further agree as follows:

(a)           Payment of Costs.  The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses (evidenced by invoices in reasonable detail) incurred by the Lender (including the reasonable fees and expenses of its counsel) in connection with the preparation, execution and delivery of this Agreement.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

(c)           Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(d)           Integration.  This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

(f)            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Guarantor and the Lender and their respective successors and assigns.   Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Guarantor and the Lender and their respective successors and permitted assigns.

(g)           Amendment: Waiver.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any rights, power or remedy of the Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document. No delay on the part of the Lender in exercising any of its rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute an amendment thereof. On and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 7.1 of the Credit Agreement.

(h)           Reaffirmation of Guaranty.  The Guarantor acknowledges receipt of a copy of this Agreement, consents to this Agreement and each of the transactions referenced in this Agreement and hereby reaffirms its obligations under the Guaranty.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREAT LAKES DREDGE & DOCK COMPANY

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. Vice President and CFO

GREAT LAKES DREDGE AND DOCK CORPORATION

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Sr. Vice President and CFO

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Eric A. Schaefer
Name:	Eric A. Schaefer
Title:	Duly Authorized Signatory